LIVERAMP ANNOUNCES THIRD QUARTER RESULTS

Revenue up 10% year-over-year

GAAP Operating Margin of 9% and Non-GAAP Operating Margin of 21%

Operating Cash Flow Fiscal YTD of $78 million versus $4 million a year-ago

Closed Habu Acquisition on January 31 to Accelerate the Company’s Data Collaboration Strategy

SAN FRANCISCO, Calif., February 8, 2024—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the fiscal 2024 third quarter ended December 31, 2023.

Q3 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $174 million, up 10%.

•Subscription revenue was $132 million, up 5%.

•Marketplace & Other revenue was $42 million, up 29%.

•GAAP gross profit was $129 million, up 12%. GAAP gross margin of 74% expanded by 1 percentage point. Non-GAAP gross profit was $131 million, up 8%. Non-GAAP gross margin of 75% contracted by 1 percentage point.

•GAAP operating income was $15 million compared to a loss of $24 million. GAAP operating margin was 9% compared to negative 15%. Non-GAAP operating income was $36 million compared to $26 million. Non-GAAP operating margin of 21% expanded by 5 percentage points.

•GAAP diluted earnings per share was $0.21 and non-GAAP diluted earnings per share was $0.47.

•Net cash provided by operating activities was $17 million compared to $16 million.

•Share repurchases in the third quarter totaled approximately 347,000 shares for $10 million, bringing the fiscal year-to-date total to 1.7 million shares for $45 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"We outperformed again this quarter, with revenue and operating income ahead of our expectations,” said LiveRamp CEO Scott Howe. “Our forward sales momentum also continued in the quarter, including another strong new logo quarter, demonstrating healthy customer demand and good sales execution. We are moving quickly to integrate the recently closed Habu acquisition, and the initial customer response reinforces our confidence in the power of this combination.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fiscal 2024 third quarter ended December 31, 2023 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q3 FY24	Q3 FY23	Q3 FY24	Q3 FY23
Subscription revenue	$132	$126	—	—
YoY change %	5%	14%
Marketplace & Other revenue	$42	$32	—	—
YoY change %	29%	9%
Total revenue	$174	$159	—	—
YoY change %	10%	13%

Gross profit	$129	$115	$131	$121
% Gross margin	74%	73%	75%	76%
YoY change, pts	1pts	0pts	(1)pts	(1)pts

Operating income (loss)	$15	$(24)	$36	$26
% Operating margin	9%	(15)%	21%	16%
YoY change, pts	24pts	(5)pts	5pts	6pts

Net earnings (loss)	$14	$(30)	$32	$19
Diluted earnings (loss) per share	$0.21	$(0.46)	$0.47	$0.28

Shares to calculate diluted EPS	67.9	64.8	67.9	65.4
YoY change %	5%	(5)%	4%	(7)%

Net operating cash flow	$17	$16	$—	$—
Free cash flow to equity	$—	$—	$14	$16

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•On January 31, 2024, we closed the acquisition of Habu, a leading data clean room software provider. The acquisition will further accelerate LiveRamp’s ability to offer global data collaboration at scale, across all clouds and walled gardens, unlocking powerful measurement and analytics use cases that will bolster our growth and create value for shareholders (additional information).

•During the quarter we announced the promotion of four senior leaders to accelerate our recent momentum: Lauren Dillard to Chief Financial Officer, Vihan Sharma to Chief Revenue Officer, Kimberly Bloomston to Chief Product Officer, and Travis Clinger to Chief Connectivity & Ecosystem Officer (additional information here and here).

•In November 2023 we were selected as a 2023 Amazon Web Services (AWS) Global Industry Partner of the Year for playing a key role helping customers drive innovation and build solutions on AWS (additional information). Similarly, in August 2023 we were selected as a 2023 Google Cloud Platform (GCP) Partner of the Year.

•In January 2024 Google deprecated third-party cookies for 1% of Chrome users globally – the next milestone in Google’s previously announced plan to phase out third-party cookies for all Chrome users globally in the second half of 2024. LiveRamp’s Authenticated Traffic Solution (ATS) for global addressability is a fully scaled solution to help marketers deal with third-party cookie deprecation by connecting publisher and marketer data to better personalize and measure advertising on authenticated inventory.

•ATS has more than 165 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Xandr, Yahoo, Amobee, Criteo, Adobe Ad Cloud, and Roku Oneview.

•To date, over 18,000 publisher domains and 70% of the comScore 100 publishers, have adopted ATS, including Amazon Publisher Services, Microsoft, Hearst, CafeMedia, Leaf Group, Prisma Media and Burda. Through these integrations, LiveRamp is now connected to over 92% of consumer time spent online in the US.

•LiveRamp ended the quarter with 105 customers whose subscription contracts exceed $1 million in annual revenue, compared to 94 in the prior year period.

•LiveRamp ended the quarter with 895 direct subscription customers, compared to 910 in the prior year period.

•Third quarter subscription net retention was 101% and platform net retention was 105%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $382 million, up 18% compared to the prior year period.
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Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the fourth quarter of fiscal 2024, LiveRamp expects to report:

•Revenue of between $158 million and $162 million, an increase of between 6% and 9%
•GAAP operating loss of between $18 million and $17 million
•Non-GAAP operating income of between $13 million and $14 million

For fiscal 2024, LiveRamp updates its guidance and expects to report:

•Revenue of between $646 million and $650 million, an increase of between 8% and 9%
•GAAP operating income of between $8 million and $9 million
•Non-GAAP operating income of between $102 million and $103 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor site. A slide presentation will be referenced during the call and is available here.

RampUp 2024 Conference

RampUp is the Company’s annual customer and partner conference that brings together leaders across marketing, media, technology and more to discuss data collaboration. This year’s conference is being held on February 27-29 in San Francisco. For additional information please visit the RampUp 2024 website. Members of the financial community who are interested in attending, please contact investor relations.

About LiveRamp

LiveRamp is the data collaboration platform of choice for the world’s most innovative companies. A groundbreaking leader in consumer privacy, data ethics, and foundational identity, LiveRamp is setting the new standard for building a connected customer view with unmatched clarity and context while protecting precious brand and consumer trust. LiveRamp offers complete flexibility to collaborate wherever data lives to support the widest range of data collaboration use cases—within organizations, between brands, and across its premier global network of top-quality partners. Hundreds of global innovators, from iconic consumer brands and tech giants to banks, retailers, and healthcare leaders, turn to LiveRamp to build enduring brand and business value by deepening customer engagement and loyalty, activating new partnerships, and maximizing the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2024 and beyond, the integration and expected benefits from the acquisition of Habu, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to rising interest rates, cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating Habu; and attracting, motivating and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2023 ended March 31, 2023, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2024.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

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For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2023	2022	Variance	Variance

Revenues	$173,869	$158,615	$15,254	9.6%
Cost of revenue	44,934	43,287	1,647	3.8%
Gross profit	128,935	115,328	13,607	11.8%
% Gross margin	74.2%	72.7%

Operating expenses:
Research and development	37,788	43,175	(5,387)	(12.5)%
Sales and marketing	46,203	47,702	(1,499)	(3.1)%
General and administrative	27,241	36,657	(9,416)	(25.7)%
Gains, losses and other items, net	2,502	11,743	(9,241)	NA
Total operating expenses	113,734	139,277	(25,543)	(18.3)%

Income (loss) from operations	15,201	(23,949)	39,150	163.5%
% Margin	8.7%	(15.1)%

Total other income (expense), net	6,607	(736)	7,343	997.7%

Income (loss) from continuing operations before income taxes	21,808	(24,685)	$46,493	188.3%

Income tax expense	8,429	5,835	$2,594	44.5%

Net earnings (loss) from continuing operations	13,379	(30,520)	$43,899	143.8%

Earnings from discontinued operations, net of tax	598	836	$(238)	(28.5)%

Net earnings (loss)	$13,977	$(29,684)	$43,661	147.1%

Basic earnings (loss) per share
Continuing operations	$0.20	$(0.47)	0.67	143.1%
Discontinued operations	0.01	0.01	—	n/a
Basic earnings (loss) per share	$0.21	$(0.46)	0.67	146.2%

Diluted earnings (loss) per share
Continuing operations	$0.20	$(0.47)	0.67	141.8%
Discontinued operations	0.01	0.01	—	n/a
Diluted earnings (loss) per share	$0.21	$(0.46)	0.66	144.9%

Basic weighted average shares	65,961	64,784
Diluted weighted average shares	67,943	64,784
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2023	2022	Variance	Variance

Revenues	$487,809	$447,957	$39,852	8.9%
Cost of revenue	131,767	126,612	5,155	4.1%
Gross profit	356,042	321,345	34,697	10.8%
% Gross margin	73.0%	71.7%

Operating expenses:
Research and development	106,040	136,975	(30,935)	(22.6)%
Sales and marketing	135,217	144,931	(9,714)	(6.7)%
General and administrative	79,914	92,519	(12,605)	(13.6)%
Gains, losses and other items, net	9,192	25,593	(16,401)	(64.1)%
Total operating expenses	330,363	400,018	(69,655)	(17.4)%

Income (loss) from operations	25,679	(78,673)	104,352	132.6%
% Margin	5.3%	(17.6)%

Total other income, net	17,887	2,211	15,676	709.0%

Income (loss) from continuing operations before income taxes	43,566	(76,462)	120,028	157.0%

Income tax expense	27,297	11,712	15,585	133.1%

Net earnings (loss) from continuing operations	16,269	(88,174)	104,443	118.5%

Earnings from discontinued operations, net of tax	985	836	149	17.8%

Net earnings (loss)	$17,254	$(87,338)	104,592	119.8%

Basic earnings (loss) per share
Continuing operations	$0.25	$(1.32)	1.57	118.6%
Discontinued operations	0.01	0.01	—	n/a
Basic earnings (loss) per share	$0.26	$(1.31)	1.57	119.9%

Diluted earnings (loss) per share
Continuing operations	$0.24	$(1.32)	1.56	118.2%
Discontinued operations	0.01	0.01	—	n/a
Diluted earnings (loss) per share	$0.25	$(1.31)	1.56	119.5%

Basic weighted average shares	66,247	66,761
Diluted weighted average shares	67,733	66,761
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2023	2022	2023	2022

Income (loss) from continuing operations before income taxes	21,808	(24,685)	43,566	(76,462)
Income tax expense	8,429	5,835	27,297	11,712
Net earnings (loss) from continuing operations	13,379	(30,520)	16,269	(88,174)
Earnings from discontinued operations, net of tax	598	836	985	836
Net earnings (loss)	13,977	(29,684)	17,254	(87,338)

Earnings (loss) per share:
Basic	0.21	(0.46)	0.26	(1.31)
Diluted	0.21	(0.46)	0.25	(1.31)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	1,181	4,209	5,688	13,489
Non-cash stock compensation (cost of revenue and operating expenses)	17,497	29,624	46,524	81,142
Transformation costs (general and administrative)	—	4,112	1,875	5,362
Restructuring charges (gains, losses, and other)	2,502	11,743	9,192	25,593
Total excluded items, continuing operations	21,180	49,688	63,279	125,586

Income from continuing operations before income taxes and excluding items	42,988	25,003	106,845	49,124
Income tax expense (2)	10,732	6,468	25,935	12,262
Non-GAAP net earnings from continuing operations	32,256	18,535	80,910	36,862

Non-GAAP earnings per share from continuing operations:
Basic	0.49	0.29	1.22	0.55
Diluted	0.47	0.28	1.19	0.55

Basic weighted average shares	65,961	64,784	66,247	66,761
Diluted weighted average shares	67,943	65,356	67,733	67,373

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2023	2022	2023	2022

Income (loss) from continuing operations	$15,201	$(23,949)	$25,679	$(78,673)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	1,181	4,209	5,688	13,489
Non-cash stock compensation (cost of revenue and operating expenses)	17,497	29,624	46,524	81,142
Transformation costs (general and administrative)	—	4,112	1,875	5,362
Restructuring charges (gains, losses, and other)	2,502	11,743	9,192	25,593
Total excluded items	21,180	49,688	63,279	125,586

Income from continuing operations before excluded items	$36,381	$25,739	$88,958	$46,913

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2023	2022	2023	2022

Net earnings (loss) from continuing operations	$13,379	$(30,520)	$16,269	$(88,174)

Income tax expense	8,429	5,835	27,297	11,712

Other income	(6,607)	736	(17,887)	(2,211)

Income (loss) from operations	15,201	(23,949)	25,679	(78,673)

Depreciation and amortization	1,782	5,131	7,685	16,561

EBITDA	$16,983	$(18,818)	$33,364	$(62,112)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$17,497	$29,624	$46,524	$81,142
Transformation costs (general and administrative)	—	4,112	1,875	5,362
Restructuring charges (gains, losses, and other)	2,502	11,743	9,192	25,593

Other adjustments	19,999	45,479	57,591	112,097

Adjusted EBITDA	$36,982	$26,661	$90,955	$49,985

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2023	2023	Variance	Variance
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$498,946	$464,448	$34,498	7.4%
Short-term Investments	32,264	32,807	(543)	(1.7)%
Trade accounts receivable, net	199,383	157,379	42,004	26.7%
Refundable income taxes, net	1,143	28,897	(27,754)	(96.0)%
Other current assets	37,926	31,028	6,898	22.2%
Total current assets	769,662	714,559	55,103	7.7%

Property and equipment	35,125	39,393	(4,268)	(10.8)%
Less - accumulated depreciation and amortization	26,923	32,308	(5,385)	(16.7)%
Property and equipment, net	8,202	7,085	1,117	15.8%

Intangible assets, net	4,180	9,868	(5,688)	(57.6)%
Goodwill	360,227	363,116	(2,889)	(0.8)%
Deferred commissions, net	44,172	37,030	7,142	19.3%
Other assets, net	38,298	41,045	(2,747)	(6.7)%
	$1,224,741	$1,172,703	$52,038	4.4%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$88,797	$86,568	$2,229	2.6%
Accrued payroll and related expenses	47,398	33,434	13,964	41.8%
Other accrued expenses	42,600	35,736	6,864	19.2%
Deferred revenue	29,957	19,091	10,866	56.9%
Total current liabilities	208,752	174,829	33,923	19.4%

Other liabilities	69,499	71,798	(2,299)	(3.2)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	15,542	15,399	143	0.9%
Additional paid-in capital	1,909,370	1,855,916	53,454	2.9%
Retained earnings	1,319,545	1,302,291	17,254	1.3%
Accumulated other comprehensive income	4,508	4,504	4	0.1%
Treasury stock, at cost	(2,302,475)	(2,252,034)	(50,441)	2.2%
Total stockholders' equity	946,490	926,076	20,414	2.2%

	$1,224,741	$1,172,703	$52,038	4.4%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$13,977	$(29,684)
Earnings from discontinued operations, net of tax	(598)	(836)
Non-cash operating activities:
Depreciation and amortization	1,782	5,131
Loss on disposal or impairment of assets	911	4,124
Lease-related impairment and restructuring charges	—	5,940
Provision for doubtful accounts	544	613
Deferred income taxes	(47)	(14)
Non-cash stock compensation expense	17,497	29,624
Changes in operating assets and liabilities:
Accounts receivable, net	(24,778)	(15,722)
Deferred commissions	(4,235)	(1,203)
Other assets	(4,831)	(7,372)
Accounts payable and other liabilities	21,639	20,168
Income taxes	(14,139)	5,454
Deferred revenue	8,834	(453)
Net cash provided by operating activities	16,556	15,770
Cash flows from investing activities:
Capital expenditures	(2,211)	(179)
Purchases of investments	—	(3,000)
Proceeds from sales of investments	—	3,000
Purchases of strategic investments	—	(500)
Net cash used in investing activities	(2,211)	(679)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,646	1,664
Shares repurchased for tax withholdings upon vesting of stock-based awards	(547)	(764)
Acquisition of treasury stock	(10,000)	(49,906)
Net cash used in financing activities	(8,901)	(49,006)
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2023	2022
Cash flows from discontinued operations:
From operating activities	598	836
Net cash provided by discontinued operations	598	836
Effect of exchange rate changes on cash	735	993

Net change in cash and cash equivalents	6,777	(32,086)
Cash and cash equivalents at beginning of period	492,169	485,602
Cash and cash equivalents at end of period	$498,946	$453,516

Supplemental cash flow information:
Cash paid for income taxes, net - continuing operations	$22,699	$564
Cash (received) for income taxes, net - discontinued operations	(912)	(1,307)
Cash paid for operating lease liabilities	2,551	2,472
Operating lease assets obtained in exchange for operating lease liabilities	—	69
Purchases of property, plant and equipment remaining unpaid at period end	1,218	77

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$17,254	$(87,338)
Earnings from discontinued operations, net of tax	(985)	(836)
Non-cash operating activities:
Depreciation and amortization	7,685	16,561
Loss on disposal or impairment of assets	3,528	4,121
Lease-related impairment and restructuring charges	—	18,165
Gain on sale of strategic investments	—	(194)
Provision for doubtful accounts	307	1,728
Impairment of goodwill	2,875	—
Deferred income taxes	40	204
Non-cash stock compensation expense	46,524	81,142
Changes in operating assets and liabilities:
Accounts receivable, net	(41,036)	(27,171)
Deferred commissions	(7,142)	(2,123)
Other assets	912	1,588
Accounts payable and other liabilities	8,754	(9,309)
Income taxes	29,560	6,967
Deferred revenue	9,737	271
Net cash provided by operating activities	78,013	3,776
Cash flows from investing activities:
Capital expenditures	(2,464)	(4,593)
Proceeds from sale of strategic investment	—	400
Purchases of investments	(24,385)	(3,000)
Proceeds from sales of investments	25,750	3,000
Purchases of strategic investments	(1,000)	(500)
Net cash used in investing activities	(2,099)	(4,693)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	7,221	6,255
Shares repurchased for tax withholdings upon vesting of stock-based awards	(5,116)	(2,054)
Acquisition of treasury stock	(45,325)	(149,997)
Net cash used in financing activities	(43,220)	(145,796)
P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2023	2022

Cash flows from discontinued operations:
From operating activities	985	836
Net cash provided by discontinued operations	985	836
Effect of exchange rate changes on cash	819	(769)

Net change in cash and cash equivalents	34,498	(146,646)
Cash and cash equivalents at beginning of period	464,448	600,162
Cash and cash equivalents at end of period	$498,946	$453,710

Supplemental cash flow information:
Cash paid (received) for income taxes, net - continuing operations	$(2,440)	$4,725
Cash (received) for income taxes - discontinued operations	(1,507)	(1,307)
Cash paid for operating lease liabilities	7,699	5,733
Operating lease assets obtained in exchange for operating lease liabilities	11,677	69
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(4,486)	(6,781)
Purchases of property, plant and equipment remaining unpaid at period end	1,218	77
P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023

Net Cash Provided by (Used in) Operating Activities	$(33,369)	$21,375	$15,770	$30,665	$34,441	$25,693	$35,764	$16,556

Less:
Capital expenditures	(1,741)	(2,673)	(179)	(103)	(4,696)	(53)	(200)	(2,211)

Free Cash Flow to Equity	$(35,110)	$18,702	$15,591	$30,562	$29,745	$25,640	$35,564	$14,345

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										FY24 to FY23
	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	FY2024	%	$

Revenues	$142,243	$147,099	$158,615	$148,626	$596,583	$154,069	$159,871	$173,869	$487,809	9.6%	$15,254
Cost of revenue	41,021	42,304	43,287	43,472	170,084	45,621	41,212	44,934	131,767	3.8%	1,647
Gross profit	101,222	104,795	115,328	105,154	426,499	108,448	118,659	128,935	356,042	11.8%	13,607
% Gross margin	71.2%	71.2%	72.7%	70.8%	71.5%	70.4%	74.2%	74.2%	73.0%

Operating expenses
Research and development	47,661	46,139	43,175	52,220	189,195	34,519	33,733	37,788	106,040	(12.5)%	(5,387)
Sales and marketing	51,280	45,949	47,702	57,506	202,437	44,879	44,135	46,203	135,217	(3.1)%	(1,499)
General and administrative	27,144	28,718	36,657	32,832	125,351	26,664	26,009	27,241	79,914	(25.7)%	(9,416)
Gains, losses and other items, net	739	13,111	11,743	9,723	35,316	116	6,574	2,502	9,192	(78.7)%	(9,241)
Total operating expenses	126,824	133,917	139,277	152,281	552,299	106,178	110,451	113,734	330,363	(18.3)%	(25,543)

Income (loss) from operations	(25,602)	(29,122)	(23,949)	(47,127)	(125,800)	2,270	8,208	15,201	25,679	163.5%	39,150
% Margin	(18.0)%	(19.8)%	(15.1)%	(31.7)%	(21.1)%	1.5%	5.1%	8.7%	5.3%

Total other income (expense), net	699	2,248	(736)	4,735	6,946	4,849	6,431	6,607	17,887	997.7%	7,343

Income (loss) from continuing operations before income taxes	(24,903)	(26,874)	(24,685)	(42,392)	(118,854)	7,119	14,639	21,808	43,566	188.3%	46,493
Income taxes expense (benefit)	2,315	3,562	5,835	(6,460)	5,252	8,705	10,163	8,429	27,297	44.5%	2,594
Net loss from continuing operations	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(1,586)	4,476	13,379	16,269	143.8%	$43,899

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										FY24 to FY23
	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	FY2024	%	$

Earnings from discontinued operations, net of tax	—	—	836	4,568	5,404	—	387	598	985	(28.5)%	$(238)

Net earnings (loss)	$(27,218)	$(30,436)	$(29,684)	$(31,364)	$(118,702)	$(1,586)	$4,863	$13,977	$17,254	147.1%	$43,661

Diluted earnings (loss) per share	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.21	0.25	144.9%	$0.66

Some earnings (loss) per share amounts may not add due to rounding.

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	FY2024
Expenses:
Cost of revenue	$41,021	$42,304	$43,287	$43,472	$170,084	$45,621	$41,212	$44,934	$131,767
Research and development	47,661	46,139	43,175	52,220	189,195	34,519	33,733	37,788	106,040
Sales and marketing	51,280	45,949	47,702	57,506	202,437	44,879	44,135	46,203	135,217
General and administrative	27,144	28,718	36,657	32,832	125,351	26,664	26,009	27,241	79,914
Gains, losses and other items, net	739	13,111	11,743	9,723	35,316	116	6,574	2,502	9,192

Gross profit, continuing operations:	101,222	104,795	115,328	105,154	426,499	108,448	118,659	128,935	356,042
% Gross margin	71.2%	71.2%	72.7%	70.8%	71.5%	70.4%	74.2%	74.2%	73.0%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,637	4,209	3,336	16,825	3,290	1,217	1,181	5,688
Non-cash stock compensation (cost of revenue)	1,163	1,293	1,208	2,653	6,317	629	629	817	2,075
Non-cash stock compensation (research and development)	11,656	12,360	10,654	20,737	55,407	5,077	5,293	6,960	17,330
Non-cash stock compensation (sales and marketing)	5,884	6,116	5,871	11,558	29,429	3,736	4,786	4,089	12,611
Non-cash stock compensation (general and administrative)	5,522	7,524	11,891	9,710	34,647	3,850	5,027	5,631	14,508
Restructuring charges (gains, losses, and other)	739	13,111	11,743	9,723	35,316	116	6,574	2,502	9,192
Transformation costs (general and administrative)	—	1,250	4,112	3,663	9,025	1,875	—	—	1,875
Total excluded items	$29,607	$46,291	$49,688	$61,380	$186,966	$18,573	$23,526	$21,180	$63,279

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	FY2024
Expenses, excluding items:
Cost of revenue	$35,215	$36,374	$37,870	$37,483	$146,942	$41,702	$39,366	$42,936	$124,004
Research and development	36,005	33,779	32,521	31,483	133,788	29,442	28,440	30,828	88,710
Sales and marketing	45,396	39,833	41,831	45,948	173,008	41,143	39,349	42,114	122,606
General and administrative	21,622	19,944	20,654	19,459	81,679	20,939	20,982	21,610	63,531

Gross profit, excluding items:	$107,028	$110,725	$120,745	$111,143	$449,641	$112,367	$120,505	$130,933	$363,805
% Gross margin	75.2%	75.3%	76.1%	74.8%	75.4%	72.9%	75.4%	75.3%	74.6%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	FY2024

Income (loss) from continuing operations before income taxes	$(24,903)	$(26,874)	$(24,685)	$(42,392)	$(118,854)	$7,119	14,639	21,808	43,566
Income taxes expense (benefit)	2,315	3,562	5,835	(6,460)	5,252	8,705	10,163	8,429	27,297
Net earnings (loss) from continuing operations	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(1,586)	4,476	13,379	16,269

Earnings from discontinued operations, net of tax	—	—	836	4,568	5,404	—	387	598	985

Net earnings (loss)	(27,218)	(30,436)	(29,684)	(31,364)	(118,702)	(1,586)	4,863	13,977	17,254

Earnings (loss) per share:
Basic	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.21	0.26
Diluted	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.21	0.25

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,637	4,209	3,336	16,825	3,290	1,217	1,181	5,688
Non-cash stock compensation (cost of revenue and operating expenses)	24,225	27,293	29,624	44,658	125,800	13,292	15,735	17,497	46,524
Restructuring and merger charges (gains, losses, and other)	739	13,111	11,743	9,723	35,316	116	6,574	2,502	9,192
Transformation costs (general and administrative)	—	1,250	4,112	3,663	9,025	1,875	—	—	1,875
Total excluded items from continuing operations	$29,607	$46,291	$49,688	$61,380	$186,966	$18,573	$23,526	$21,180	$63,279

Income from continuing operations before income taxes and excluding items	$4,704	$19,417	$25,003	$18,988	$68,112	$25,692	$38,165	$42,988	$106,845
Income taxes expense (benefit)	1,237	4,557	6,468	(2,141)	10,121	6,167	9,036	10,732	25,935
Non-GAAP net earnings from continuing operations	$3,467	$14,860	$18,535	$21,129	$57,991	$19,525	$29,129	$32,256	$80,910

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	FY2024

Non-GAAP earnings per share from continuing operations:
Basic	$0.05	$0.22	$0.29	$0.32	$0.87	$0.29	$0.44	$0.49	$1.22
Diluted	$0.05	$0.22	$0.28	$0.32	$0.86	$0.29	$0.43	$0.47	$1.19

Basic weighted average shares	68,403	67,096	64,784	65,126	66,352	66,497	66,284	65,961	66,247
Diluted weighted average shares	69,195	67,568	65,356	66,268	67,097	67,388	67,868	67,943	67,733

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending		For the year ending
	March 31, 2024		March 31, 2024

	Low	High	Low	High

GAAP income (loss) from operations	$(18,000)	$(17,000)	$8,000	$9,000

Excluded items:
Purchased intangible asset amortization	3,000	3,000	9,000	9,000
Non-cash stock compensation	25,000	25,000	71,000	71,000
Restructuring costs	3,000	3,000	12,000	12,000
Transformation costs	—	—	2,000	2,000
Total excluded items	31,000	31,000	94,000	94,000

Non-GAAP income from operations	$13,000	$14,000	$102,000	$103,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2024 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the current year, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant
P 25

costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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